Exhibit 10.6.5
[City Ventures Logo]
March 24, 2020
VIA EMAIL AND OVERNITE EXPRESS

Conexant Systems, Inc.	First American Title Insurance Company
4000 MacArthur Boulevard	5 First American Way
Newport Beach, CA 92660	Santa Ana, CA 92701
Attn: Mark Peterson, Esq.	Attn; Patty Beverly
Dear Mr. Peterson and Ms. Beverly:
This letter shall constitute notice pursuant to Section 2 of the Fourth Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated March 12, 2010 (the “Fourth Amendment”) between Conexant Systems, Inc. and City Ventures, LLC, that the Remaining Due Diligence Contingencies (as defined in the Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated February 19, 2010) have failed and the Agreement (as defined in the Fourth Amendment) is deemed terminated in accordance with Paragraph 1 of the Fourth Amendment. Please immediately return the Deposit (as defined in the Agreement) to City Ventures, LLC.

Very truly yours, CITY VENTURES, LLC
By:	/s/ R. Mark Buckland
R. Mark Buckland
President

MB/KMK/cm
cc:	Manatt Phelps LLP — Attn: Steven L. Edwards, Esq. (via email)
Manatt Phelps LLP — Attn: Adam R. Sails, Esq. (via email)
Mr. Craig Atkins (via email)
Mr. Tony Pauker (via email)
Mr. Scott Homan (via email)
Ms. April Palmer-Moore (via email)
Kenneth M. Kaplan, Esq. (via email)